                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          DISCOVER CARD MASTER TRUST I
                          ----------------------------
             (Exact name of registrant as specified in its charter)

       Delaware                     0-23108                 Not required
       --------                     -------                 ------------
(State of organization)     (Commission File Number)      (I.R.S. Employer
                                                          Identification No.)
c/o Discover Bank
12 Read's Way
New Castle, Delaware                                        19720
--------------------                                        -----
(Address of principal                                     (Zip Code)
executive offices)

                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(b) OF THE ACT:


                                                    Name of each exchange
Title of each class                                 on which each class
to be so registered                                 is to be registered
-------------------                                 -------------------
     None                                                  None


                     SECURITIES TO BE REGISTERED PURSUANT TO
                            SECTION 12(g) OF THE ACT:


    Series 2002-4 Floating Rate Class A Credit Card Pass-Through Certificates Series 2002-4 Floating Rate Class B Credit Card Pass-Through Certificates
    -------------------------------------------------------------------------
                                (Title of Class)

Item 1.    Description of Registrant's Securities to be Registered.

                  Item 1 incorporates by reference "The Certificates" on pages 17 to 32 of the Prospectus dated April 17, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556) and "The Certificates" on pages S-30 to S-43 of the Prospectus Supplement dated October 8, 2002 (filed pursuant to Rule 424(b) as part of Registration Statement No. 333-57556).

Item 2.    Exhibits

                  Exhibit 4.1(a) Pooling and Servicing Agreement, dated as of October 1, 1993, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to
                                    Exhibit 4.1 of Discover Card Master Trust
                                    I's Registration Statement on Form S-1
                                    (Registration No. 33-71502), filed on
                                    November 10, 1993).

                  Exhibit 4.1(b) First Amendment to Pooling and Servicing Agreement, dated as of August 15, 1994, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated August 1, 1995 and filed on August 10, 1995, File No. 0-23108).

                  Exhibit 4.1(c) Second Amendment to Pooling and Servicing Agreement, dated as of February 29, 1996, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's Current Report on Form 8-K, dated April 30, 1996 and filed on May 1, 1996, File No. 0-23108).

                  Exhibit 4.1(d) Third Amendment to Pooling and Servicing Agreement, dated as of March 30, 1998, between Discover Bank

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                                    (formerly Greenwood Trust Company) as Master
                                    Servicer, Servicer and Seller and U.S. Bank
                                    National Association (formerly First Bank
                                    National Association, successor trustee to
                                    Bank of America Illinois, formerly
                                    Continental Bank, National Association) as
                                    Trustee (incorporated by reference to
                                    Exhibit 4.1(d) of Discover Card Master Trust
                                    I's Registration Statement on Form 8-A filed
                                    April 13, 1998, File No. 0-23108).

                  Exhibit 4.1(e) Fourth Amendment to Pooling and Servicing Agreement, dated as of November 30, 1998, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated November 30, 1998, File No. 0-23108).

                  Exhibit 4.1(f) Fifth Amendment to Pooling and Servicing Agreement, dated as of March 30, 2001, between Discover Bank (formerly Greenwood Trust Company) as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's Current Report on Form 8-K dated March 30, 2001, File No. 0-23108).

                  Exhibit 4.2 Series Supplement, dated as of October 17, 2002, between Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association as Trustee, with respect to Series 2002-4, including form of Class A Certificate and form of Class B Certificate (incorporated by reference to
                                    Exhibit 4.1 of Discover Card Master Trust
                                    I's Current Report on Form 8-K, dated
                                    October 17, 2002).

                  Exhibit 99.1 Prospectus Supplement dated October 8, 2002 and Prospectus dated April 17, 2002 with respect to the Floating Rate Class A Credit Card Pass-Through Certificates and the Floating Rate Class B Credit Card Pass-Through Certificates of Discover Card Master Trust I, Series 2002-4.

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                                    Signature

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  Discover Card Master Trust I
                                     (Registrant)

                                  By:  Discover Bank
                                           (Originator of the Trust)


Dated: October 17, 2002           By: /s/ MICHAEL F. RICKERT
                                      -----------------------------------
                                      Michael F. Rickert
                                      Vice President, Chief Accounting
                                      Officer and Treasurer

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                                  EXHIBIT INDEX


    Exhibit No.                                                                                              Page
    -----------                                                                                              ----
      4.1(a)                    Pooling and Servicing Agreement, dated as of October 1, 1993,                 ---
                                between Discover Bank (formerly Greenwood Trust Company) as
                                Master Servicer, Servicer and Seller and U.S. Bank National
                                Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank,
                                National Association) as Trustee (incorporated by reference to
                                Exhibit 4.1 of Discover Card Master Trust I's Registration
                                Statement on Form S-1 (Registration No. 33-71502), filed on
                                November 10, 1993).

      4.1(b)                    First Amendment to Pooling and Servicing Agreement, dated as of               ---
                                August 15, 1994, between Discover Bank (formerly Greenwood Trust
                                Company) as Master Servicer, Servicer and Seller and U.S. Bank
                                National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                                Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.4 of Discover Card Master Trust I's
                                Current Report on Form 8-K, dated August 1, 1995 and filed on
                                August 10, 1995, File No. 0-23108).

      4.1(c)                    Second Amendment to Pooling and Servicing Agreement, dated as of            ---
                                February 29, 1996, between Discover Bank (formerly Greenwood
                                Trust Company) as Master Servicer, Servicer and Seller and U.S.
                                Bank National Association (formerly First Bank National
                                Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee
                                (incorporated by reference to Exhibit 4.4 of Discover Card
                                Master Trust I's Current Report on Form 8-K, dated April 30,
                                1996 and filed on May 1, 1996, File No. 0-23108).


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

    Exhibit No.                                                                                              Page
    -----------                                                                                              ----
      4.1(d)                    Third Amendment to Pooling and Servicing Agreement, dated as of             ---
                                March 30, 1998, between Discover Bank (formerly Greenwood Trust
                                Company) as Master Servicer, Servicer and Seller and U.S. Bank
                                National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                                Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1(d) of Discover Card Master Trust I's
                                Registration Statement on Form 8-A filed April 13, 1998, File
                                No. 0-23108).

      4.1(e)                    Fourth Amendment to Pooling and Servicing Agreement, dated as of            ---
                                November 30, 1998, between Discover Bank (formerly Greenwood
                                Trust Company) as Master Servicer, Servicer and Seller and U.S.
                                Bank National Association (formerly First Bank National
                                Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee
                                (incorporated by reference to Exhibit 4.1 of Discover Card
                                Master Trust I's Current Report on Form 8-K dated November 30,
                                1998, File No. 0-23108).

      4.1(f)                    Fifth Amendment to Pooling and Servicing Agreement, dated as of             ---
                                March 30, 2001, between Discover Bank (formerly Greenwood Trust
                                Company) as Master Servicer, Servicer and Seller and U.S. Bank
                                National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly
                                Continental Bank, National Association) as Trustee (incorporated by reference to Exhibit 4.1 of Discover Card Master Trust I's
                                Current Report on Form 8-K dated March 30, 2001, File No.
                                0-23108).


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

    Exhibit No.                                                                                              Page
    -----------                                                                                              ----
        4.2                     Series Supplement, dated as of October 17, 2002,
                                between Discover Bank as Master Servicer,
                                Servicer and Seller and U.S. Bank National
                                Association as Trustee, with respect to Series
                                2002-4, including form of Class A Certificate
                                and form of Class B Certificate (incorporated by
                                reference to Exhibit 4.1 of Discover Card Master
                                Trust I's Current Report on Form 8-K, dated
                                October 17, 2002).

       99.1                     Prospectus Supplement dated October 8, 2002 and
                                Prospectus dated April 17, 2002 with respect to the Floating Rate Class A Credit Card
                                Pass-Through Certificates and the Floating Rate
                                Class B Credit Card Pass-Through Certificates of
                                Discover Card Master Trust I, Series 2002-4.



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